SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 18, 2001

                                    001-13836
                            (Commission file number)
                                   ----------


                             TYCO INTERNATIONAL LTD.
             (Exact name of registrant as specified in its charter)


              Bermuda                                Not Applicable
  (Jurisdiction of Incorporation)        (I.R.S. Employer Identification Number)

  The Zurich Centre, Second Floor, 90 Pitts Bay Road, Pembroke, HM 08, Bermuda
              (Address of registrant's principal executive offices)

                                  441-292-8674
              (Registrant's telephone number, including area code)

Item 5.        Other Events

               On July 18, 2001, Tyco announced its results for the third quarter of fiscal 2001, the three months ended June 30, 2001. Revenues for the quarter rose 25% to $9.29 billion compared with last year's $7.42 billion. Diluted earnings per share before extraordinary items for the third quarter of fiscal 2001 were $0.67, or $1.22 billion, compared to $0.58, or $997.3 million, in the third quarter of fiscal 2000. Net income before non-recurring and extraordinary items rose to $1.31 billion, an increase of 32% compared to $992.1 million last year. Diluted earnings per share before non-recurring and extraordinary items for the third fiscal quarter ended June 30, 2001 were $0.72, a 24% increase over earnings of $0.58 per diluted share in the third quarter of fiscal 2000.

               The quarterly segment profits and margins for Tyco's Electronics, Healthcare and Specialty Products, Fire and Security Services and Telecommunications segments that are presented in the discussions below are operating profits before non-recurring items, general corporate expenses, goodwill amortization, interest expense and taxes, consistent with the way management views its results of operations. Results for Tyco's Financial Services subsidiary, The CIT Group, Inc., are pre-tax profits before goodwill amortization for the period June 2 through June 30, 2001. Tyco acquired CIT, an independent commercial finance company, on June 1, 2001. Tyco has also reclassified its Flow Control results for the prior period to the Fire and Security Services and Electronics segments to conform with current internal reporting structures.

               Revenues at Tyco Electronics increased 8% to $3.22 billion, operating profits increased 7% to $797.7 million and remained constant as a percentage of revenues at 25% in both the fiscal 2000 third quarter and the fiscal 2001 third quarter. Revenues at Tyco Healthcare and Specialty Products increased 38% to $2.27 billion and operating profits increased 41% to $542.0 million and increased as a percentage of revenues to 24% in the fiscal 2001 third quarter from 23% in the fiscal 2000 third quarter. Revenues at Tyco Fire and Security Services increased 27% to $2.69 billion, operating profits increased 38% to $509.8 million and increased as a percentage of revenues from 17% in the fiscal 2000 third quarter to 19% in the fiscal 2001 third quarter. Revenues at Tyco Telecommunications decreased 11% to $600.8 million, and operating profits decreased 8% to $142.6 million; however, operating profits as a percentage of revenues increased from 23% in the fiscal 2000 third quarter to 24% in the fiscal 2001 third quarter. Revenues at Tyco Financial Services were $513.8 million and pre-tax earnings were $138.2 million in the fiscal 2001 third quarter.


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

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, Tyco International Ltd. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TYCO INTERNATIONAL LTD.


                                    By:  /s/ Mark H. Swartz
                                         --------------------------------------
                                         Mark H. Swartz
                                         Executive Vice President & Chief
                                         Financial Officer (Principal Financial
                                         and Accounting Officer)


Date:   July 25, 2001


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